CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into as of June ___, 2010, and effective as of April 1, 2010, by and among LIGHTSTONE HOLDINGS, LLC, a Delaware limited liability company (the “Company”) and LIGHTSTONE VALUE PLUS REIT II LP, a Delaware limited partnership (the “REIT OP”).

W I T N E S S E T H :

WHEREAS, David Lichtenstein (“Lichtenstein”) is the sole member and managing member of the Company owning a 100% membership interest in the Company;

WHEREAS, Lichtenstein is the chief executive officer of Lightstone Value Plus Real Estate Investment Trust II, Inc., a Maryland corporation (the “REIT”), the general partner of REIT OP;

WHEREAS, the Company owns a 50.5% membership interest in Brownmill LLC, a New Jersey limited liability company, the owner (“Owner”) of those certain properties known as Browntown Shopping Center located in Old Bridge, New Jersey and Millburn Mall located in Union, New Jersey (the “Properties”);

WHEREAS, Lichtenstein, REIT OP and Lightstone SLP II LLC (“Lightstone SLP”) entered into that certain Third Amended and Restated Agreement, dated as of January, 30, 2010, in which Lichtenstein is required on a semi-annual basis to fund the purchase of subordinated profits interests in the REIT OP with (i) cash or (ii) contributions of interests in real property of equivalent value (“Lichtenstein Funding Requirement”);

WHEREAS, Lichtenstein, as the managing member of the Company, desires to satisfy the Lichtenstein Funding Requirement and directs the Company to contribute to the REIT OP 51.98% (equaling to 26.25% interest) in the Owner;

WHEREAS, as consideration for the Contributed Interest in the Owner, the REIT OP shall contribute to Lightstone SLP operating partnership units in the REIT OP worth [$2,500,000.00] (the “Contribution Amount”).

NOW THEREFORE, in consideration of the premises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties agree as follows:

1. Contribution of the Contribution Amount.  As of the date hereof, the REIT OP hereby contributes the Contribution Amount to Lightstone SLP in exchange for the contribution of the Contributed Interest in the Owner by the Company to the REIT OP.  The contribution of the Contribution Amount shall be deemed a $2,500,000.00 capital contribution by the REIT OP to Lightstone SLP in exchange for 51.98% (equaling to 26.25% interest) in the Owner and shall be credited as such to a capital account established for the REIT OP on the books of Lightstone SLP.

2. Representations and Warranties of the REIT.  The REIT represents and warrants to the Company that:

(a) The REIT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business.

(b) The execution, delivery and performance by the REIT of this Agreement, and the consummation of the transactions contemplated hereby, are within the corporate powers of the REIT and have been duly authorized by all necessary corporate action on the part of the REIT.  This Agreement constitutes the valid and binding agreement of the REIT.

(c) The execution, delivery and performance by the REIT of this Agreement, and the consummation of the transactions contemplated hereby, do not (i) violate the articles of incorporation or bylaws of the REIT; or (ii) contravene or conflict with, or constitute a violation of, any material applicable law in any material respect.

(d) The Contribution Amount is being contributed to the Company free and clear of any and all liens, charges and security interests.

3. Representations and Warranties of the Company.  The Company represents and warrants to the REIT that:

(a) The Company has been duly formed as a limited Company and is validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business.

(b) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, are within its powers and authority and have been duly authorized by all necessary limited partnership action.  This Agreement constitutes the valid and binding agreement of the Company.

(c) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, do not (i) violate the organizational documents of the Company; or (ii) contravene or conflict with, or constitute a violation of, any material applicable law in any material respect.

(d) The 26.25% membership interest in the Owner to be received by the REIT OP will upon issuance be duly issued, non-assignable and free of liens, charges and security interests (other than any existing under the limited liability company agreement of the Owner).

(e) To the best of its knowledge and other than the existing first mortgage with Countrywide Commercial Real Estate Finance, Inc., and its successors and assigns, the Properties are free and clear of any and all liens, security interests, encumbrances, adverse claims, suits or proceedings at law or in equity,.

4. General Provisions.

(a) Further Assurances.  Each party to this Agreement, at any time and from time to time upon the reasonable request of another party to this Agreement, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.

(b) Assignment.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

(c) Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the laws of a jurisdiction other than New York.

(d) Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(e) Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

(f) Amendment; Waiver.  No provision of this Agreement may be amended unless such amendment is approved in writing by the parties hereto.  No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed as of the day and year first above written.

LIGHTSTONE VALUE PLUS REIT II LP

By:	LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

By:
Name: David Lichtenstein
Title: Chief Executive Officer

LIGHTSTONE HOLDINGS, LLC, a Delaware limited liability company

By:
Name: David Lichtenstein
Title: Managing Member